FELTS LEASE


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                       INVESTOR           WORKING INT.         NET REVENUE INT.
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ALLODI, KEVIN B.                             6.2500                 4.6875
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AUSTIN, JOHN E.                              1.2500                 0.9375
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BARON, EUGENE                                2.5000                 1.8750
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BOROFF, DANIEL W.                            2.5000                 1.8750
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DITTLOFF, CHARLES L.                         1.2500                 0.9375
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FAZAL, MUQADDAN                              1.2500                 0.9375
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FEINBERG, HERBERT                            2.5000                 1.8750
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FIROR, HUGH V.                               2.5000                 1.8750
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HARNAGEL, ART/MARNA                          2.5000                 1.8750
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HOFFMAN, LENA                                1.2500                 0.9375
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HULST, DAVID C.                              2.5000                 1.8750
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JORGENSEN, GORDON                            2.5000                 1.8750
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KNOWLTON,HAROLD                              1.2500                 0.9375
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KOSTANSEK, PAUL A.                           1.2500                 0.9375
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LINDWEDEL, VINCE                             2.5000                 1.8750
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MARSON ENT.                                  2.5000                 1.8750
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MARTIN, JOHN A.                              1.2500                 0.9375
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MCCULLOCH, ALLEN                             2.5000                 1.8750
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MCHUGH, JAMES L.                             8.7500                 6.5625
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MICHAEL, TERRY                               1.2500                 0.9375
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MILES, ARNOLD A.                             2.5000                 1.8750
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NELSON, A. DONALD                            2.5000                 1.8750
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NOREIKA, CHARLES                             2.5000                 1.8750
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POPPITI, LYNN                                1.2500                 0.9375
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ROLFES, FRANK G.                             2.5000                 1.8750
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RONCARI, RAYMOND                             2.5000                 1.8750
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ROWCLIFF, TED                                2.5000                 1.8750
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STEIDL, PETER F.                             1.2500                 0.9375
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VAUGH, KENNETH                               2.5000                 1.8750
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WALKER, RICHARDS .                           2.5000                 1.8750
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ZIMMERMAN, MARK                              2.5000                 1.8750
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SCOPE INDUSTRIES, INC.                      25.0000                18.7500
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SUB TOTAL                                   100.0000               75.0000

DWIGHT BREHM                                 0.0000                 1.2500
JEFF JOHNSON                                 0.0000                11.2500
TOTAL
                                            100.0000               87.5000